Exhibit 8.1

List of Significant Subsidiaries and Variable Interest Entities of JOYY Inc.

Subsidiaries	Place of Incorporation
Duowan Entertainment Corporation	British Virgin Islands
Funstage Technology Ltd	British Virgin Islands
Topstage Technology Ltd	British Virgin Islands
NeoTasks Inc.	Cayman Islands
Cloud Solution Inc	Cayman Islands
Bigo Inc	Cayman Islands
Shopline Corporation Limited	Cayman Islands
Mangatoon Inc	Cayman Islands
Engage Capital Partners I. L.P.	Cayman Islands
Engage Capital Partners III. L.P.	Cayman Islands
Singularity IM, Inc.	Delaware
PageBites, Inc.	Delaware
Cube Technology Pte. Ltd.	Singapore
Bigo Technology Pte. Ltd.	Singapore
Likeme Pte. Ltd.	Singapore
Bigo Internet Information Pte. Ltd.	Singapore
Sandhill Solution Pte. Ltd.	Singapore
Indigo Technology Pte. Ltd.	Singapore
Dol Technology Pte. Ltd.	Singapore
Digital Rosetta Technology Pte. Ltd.	Singapore
Rambojoy Technology Pte. Ltd.	Singapore
Hago Singapore Pte. Ltd.	Singapore
Gokoo Technology Pte. Ltd.	Singapore
NeoTasks Limited	Hong Kong
Bigo (Hong Kong) Limited	Hong Kong
Starling Labs Limited	Hong Kong
Shopline Solutions Limited	Hong Kong
Mangatoon HK Limited	Hong Kong
Guangzhou Huanju Shidai Information Technology Co., Ltd.	Mainland China
Guangzhou BaiGuoYuan Information Technology Co., Ltd.	Mainland China
Guangzhou Wangxing Information Technology Co., Ltd.	Mainland China
Shenzhen Shanglian Logistics Co., Ltd.	Mainland China
Shangxian Technology (Shenzhen) Co., Ltd.	Mainland China
Cloud Internet Service Limited	United Kingdom

Consolidated Variable Interest Entities and their Subsidiaries	Place of Incorporation
Beijing Tuda Science and Technology Co., Ltd.	Mainland China
Guangzhou Tuyue Network Technology Co., Ltd.	Mainland China
Guangzhou Huaduo Network Technology Co., Ltd.	Mainland China
Guangzhou Huanju Electronic Commerce Co., Ltd.	Mainland China
Foshan Tuyi Network Technology Co., Ltd.	Mainland China
Guangzhou Ruyi Information Technology Co., Ltd.	Mainland China
Hainan Lanlan Network Technology Co., Ltd.	Mainland China
Ningxia Julan Network Technology Co., Ltd.	Mainland China
Guangzhou Jusheng Network Technology Co., Ltd.	Mainland China
Guangzhou BaiGuoYuan Network Technology Co., Ltd.	Mainland China
Chengdu Yunbu Network Technology Co., Ltd.	Mainland China
Chengdu Luota Network Technology Co., Ltd.	Mainland China
Chengdu Jiyue Network Technology Co., Ltd.	Mainland China

Guangzhou AnSiChuang Information Technology Co., Ltd.	Mainland China
Guangzhou Ruicheng Network Technology Co., Ltd.	Mainland China
Guangzhou Huanju Microfinance Co., Ltd.	Mainland China
Guangzhou Ruiyun Network Technology Co., Ltd.	Mainland China
Guangzhou Huanju Make Network Information Co., Ltd.	Mainland China
Guangzhou Julianyun Network Technology Co., Ltd.	Mainland China
Guagnzhou Yilian Yixing Equity Investment Partnership (LP)	Mainland China

YY Live Entities*	Place of Incorporation
Runderfo Inc.	Cayman Islands
Goldenage Technology Investment Group Limited	Hong Kong
Guangzhou Xiling Technology Co., Ltd.	Mainland China
Guangzhou Yiling Network Technology Co., Ltd.	Mainland China

*These entities represent the holding/operating entities for YY Live. For the latest development in connection with YY Live, see “Item 4. Information on the Company—A. History and Development of the Company.”